UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 26, 2009

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Maria M. Pope was appointed as Senior Vice President of Finance, Chief Financial Officer and Treasurer of Portland General Electric Company (PGE or the Company), effective January 1, 2009.

On January 26, 2009, the Compensation and Human Resources Committee (Committee) of the Board of Directors of PGE granted 5,254 Restricted Stock Units to Ms. Pope. Each Restricted Stock Unit (RSU) that vests will give Ms. Pope the right to receive one share of Company common stock at no cost. Each RSU shall vest on January 26, 2012, provided that Ms. Pope remains in the employment or in the service of the Company or its subsidiaries or affiliates. The Committee also granted Ms. Pope one Dividend Equivalent Right (DER) for each RSU granted. Each DER entitles Ms. Pope to receive an amount equal to any dividends paid on a share of the Company's common stock with a record date that falls between the grant date and the vesting date of the underlying RSU.

The grant was made under the Portland General Electric Company 2006 Stock Incentive Plan, as amended, a copy of which was included in the Company's Form 10-K filed February 27, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	January 28, 2009	By:	/s/ James J. Piro
James J. Piro Co-Chief Executive Officer and President